EXHIBIT 21
List of World-wide subsidiaries of Boston Scientific as of February 19, 2010
Structure of ownership and control:
Boston Scientific wholly owns or has a majority interest in all of the below mentioned entities.

Arter Re Insurance Company, Ltd. (Bermuda)
Boston Scientific (2001) Ltd. (Israel)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) (Proprietary) Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific (UK) Limited (England)
Boston Scientific AG (Switzerland)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Capital Japan Nin-I Kumiai (Japan)
Boston Scientific Ceska repulika s.r.o. (Czech Republic)
Boston Scientific Clonmel Limited (Ireland)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Cork Limited (Ireland)
Boston Scientific Corporation Northwest Technology Center, Inc. (Washington)
Boston Scientific Danmark ApS (Denmark)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific de Venezuela, C.A. (Venezuela)
Boston Scientific del Caribe, Inc. (Puerto Rico)
Boston Scientific Distribution Ireland Limited (Ireland)
Boston Scientific do Brasil Ltda. (Brazil)
Boston Scientific Eastern Europe B.V. (The Netherlands)
Boston Scientific Europe S.P.R.L. (Belgium)
Boston Scientific Far East B.V. (The Netherlands)
Boston Scientific Foundation, Inc. (Massachusetts)
Boston Scientific Funding LLC (Delaware)
Boston Scientific Gesellschaft m.b.H. (Austria)
Boston Scientific Hellas S.A. — (Greece)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Hungary Trading Limited Liability Company (Hungary)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Finance Limited (Ireland)
Boston Scientific International Holding Limited (Ireland)
Boston Scientific International Limited (Ireland)
Boston Scientific International S.A. (France)
Boston Scientific Ireland Limited (Ireland)
Boston Scientific Israel Limited (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Latin America B.V. (Chile) Limitada (Chile)

Boston Scientific Latin America B.V. (The Netherlands)
Boston Scientific Lebanon SAL (Lebanon)
Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)
Boston Scientific Ltd./Boston Scientifique LTEE (Canada)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Miami Corporation (Florida)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Mountain View Corp. (Delaware)
Boston Scientific Nederland B.V. (The Netherlands) incorporated
Boston Scientific Neuromodulation Corporation (Delaware)
Boston Scientific New Zealand Limited (New Zealand)
Boston Scientific Norge AS (Norway)
Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. Z o.o. (Poland)
Boston Scientific Portugal — Dispositivos Medicos, Lda
Boston Scientific Pty. Ltd. (Australia)
Boston Scientific S.A.S. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Suomi Oy (Finland)
Boston Scientific Sverige AB (Sweden)
Boston Scientific Technologie Zentrum GmbH (Germany)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Tullamore Limited (Ireland)
Boston Scientific Uruguay S.A. (Uruguay)
Boston Scientific Wayne Corporation (New Jersey)
BSC Capital S.à r.l. (Luxembourg)
BSC International Holding Limited (Ireland)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSM Tip Gerecleri Limited Sirketi (Turkey)
CAM Acquisition Corp. (Delaware)
Cardiac Pacemakers, Inc. (Minnesota)
Corvita Corporation (Florida)
Corvita Europe S.A. (Belgium)
Cryocor, Inc. (Delaware)
DCI Merger Corp. (Delaware)
EndoVascular Technologies, Inc. (Delaware)
Enteric Medical Technologies, Inc. (Delaware)
EP Technologies, Inc. (Delaware)
ET Acquisition Corp. (California)
GCI Acquisition Corp. (Delaware)
Guidant (England)
Guidant (Thailand) Ltd. (Thailand)
Guidant Australia Pty. Ltd. (Australia)
Guidant Corporation (Indiana)
Guidant do Brasil Ltda.(in dormancy) (Brazil)
Guidant Europe NV (Belgium)
Guidant Foundation (Indiana)
Guidant Group B.V. (Netherlands)
Guidant Holdings B.V. (Netherlands)
Guidant Holdings, Inc. (Indiana)
Guidant Hong Kong Ltd. (Hong Kong)

Guidant India Private Limited (India)
Guidant Intercontinental Corporation (Indiana)
Guidant Investment Corporation (California)
Guidant Puerto Rico B.V. (Netherlands)
Guidant Sales Corporation (Indiana)
Guidant Singapore Pte. Ltd. (Singapore)
Intermedics, Inc. (Delaware)
InterVentional Technologies Europe Limited (Ireland)
Interventional Technologies, LLC (Delaware)
Labcoat Limited (Ireland)
Precision Vascular Systems, Inc. (Utah)
Remon Medical Technologies, Inc. (Delaware)
Remon Medical Technologies, Inc. (Israel)
RMI Acquisition Corp. (California)
Schneider (Europe) GmbH (Switzerland)
Stream Enterprises LLC (Delaware)
Target Therapeutics, Inc. (Delaware)